Exhibit 3.1.6


Filed # C10008-97
-----------------
   FEB 12 2001

                            CERTIFICATE OF AMENDMENT
                            (AFTER ISSUANCE OF STOCK)
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                       PINNACLE BUSINESS MANAGEMENT, INC.
                              A NEVADA CORPORATION
                             FILE NUMBER 10008-1997

THE AMENDMENT(S) BELOW IS (ARE) EFFECTIVE UPON THE FILING OF THIS DOCUMENT WITH
                             THE SECRETARY OF STATE
                       PURSUANT TO: NRS 78,385 AND 78,380


THE UNDERSIGNED M. BRUCE HALL, PRESIDENT AND JEFF TURINA, SECRETARY DO HEREBY CERTIFY THAT:


          THE BOARD OF DIRECTORS OF PINNACLE BUSINESS MANAGEMENT, INC. A NEVADA CORPORATION, FILE NUMBER 10008-1997 AT A MEETING DULY CONVENED AND HELD ON THE 12TH DAY OF DECEMBER 2000. ADOPTED A RESOLUTION TO AMEND THE ORIGINAL ARTICLES OF INCORPORATION AS FOLLOWS:


     THE FOURTH ARTICLE IS AMENDED TO READ AS FOLLOWS:
         --------------

          THIS CORPORATION IS AUTHORIZED TO ISSUE FIVE HUNDRED FIFTY MILLION (550,000,000) SHARES OF STOCK AS FOLLOWS: FIVE HUNDRED MILLION (500,000,000) COMMON SHARES AT ONE TENTH OF ONE CENT ($.001) PAR VALUE AND FIFTY MILLION (50,000,000) PREFERRED SHARES AT ONE TENTH OF ONE CENT ($.001) PAR VALUE. THE BOARD OF DIRECTORS HAS THE AUTHORITY TO PRESCRIBE, BY RESOLUTION. THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS. RESTRICTIONS AND RELATIVE RIGHTS OF EACH CLASS MAY BE ISSUES BY THE CORPORATION FROM TIME TO TIME AND FOR SUCH CONSIDERATION AS MAY BE DETERMINED AND FIXED BY THE BOARD OF DIRECTORS, AS PROVIDED BY LAW.


          THE NUMBER OF SHARES OF THE CORPORATION OUTSTANDING AND ENTITLED TO VOTE ON AN AMENDMENT TO THE ARTICLES OF INCORPORATION IS 257,000,000: THAT THE SAID CHANGE(S) AND AMENDMENT(S) HAVE BEEN CONSENTED TO AND APPROVED BY A MAJORITY VOTE OF THE STOCKHOLDERS HOLDING AT LEAST A MAJORITY OF EACH CLASS OF STOCK OUTSTANDING AND ENTITLED TO VOTE THEREON.


/s/  M. BRUCE HALL, PRESIDENT                     /S/ JEFF TURINO, SECRETARY
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M. BRUCE HALL, PRESIDENT                         JEFF TURINO, SECRETARY



DATED THIS TUESDAY, FEBRUARY 06, 2001

STATE OF FLORIDA          )
                          : SS
________________          )


          On  this  6  day  of  February,  2001 personally appeared before me, a
                  -----       ----------
notary public, M. Bruce Hall and Jeff Turino, who acknowledged that they executed the above instrument.

                                                     /s/  Tommy L. Slater
                                                     -------------------------
                                                     NOTARY PUBLIC

                                  Tommy L. Slater
                              MY COMMENCEMENT EXPIRES
                                   July 18,2001

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